                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

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                (Name of Registrant as Specified In Its Charter)

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Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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     (2) Aggregate number of securities to which transaction applies:
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number,
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
      [PROBUSINESS LOGO]

                                                      ProBusiness Services, Inc.
                                                               4125 Hopyard Road
                                                            Pleasanton, CA 94588

To our Stockholders:

    I am pleased to invite you to the Annual Meeting of Stockholders of ProBusiness Services, Inc. The meeting will be held Thursday, November 18, 1999, at 9:00 a.m., local time, at the Pleasanton Hilton located at 7050 Johnson Drive, Pleasanton, California.

    At this meeting, Stockholders will be asked to elect Class II directors, approve an amendment to the Company's employee stock option plan and ratify the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2000. The accompanying Notice and Proxy Statement describes these proposals. I encourage you to read this information carefully.

    I am very pleased you have chosen to invest in ProBusiness Services, Inc. Your vote is important, regardless of how many shares you own. Please take a few minutes now to complete, sign and date your proxy card and return it in the envelope provided.

Sincerely,

/s/ Thomas H. Sinton

Thomas H. Sinton
CHAIRMAN OF THE BOARD,
PRESIDENT AND CHIEF
EXECUTIVE OFFICER

                               [PROBUSINESS LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 18, 1999

                            ------------------------

To the Stockholders:

    Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of ProBusiness Services, Inc., a Delaware corporation (the "Company"), will be held on Thursday, November 18, 1999 at 9:00 a.m., local time, at the Pleasanton Hilton, 7050 Johnson Drive, Pleasanton, California, for the following purposes:

1.  To elect the Class II directors to serve for terms of three years.

2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 1,500,000 shares.

3. To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending June 30, 2000.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on October 4, 1999 are entitled to notice of, and to vote at, the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

                                          By Order of the Board of Directors

                                          /s/ Steven E. Klei

                                          Steven E. Klei
                                          SENIOR VICE PRESIDENT, FINANCE,
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

Pleasanton, California
October 18, 1999
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                           PROBUSINESS SERVICES, INC.

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                               PROCEDURAL MATTERS

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of ProBusiness Services, Inc., a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 18, 1999 at 9:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Pleasanton Hilton, 7050 Johnson Drive, Pleasanton, California. The Company's principal executive offices are located at 4125 Hopyard Road, Pleasanton, California 94588, and its telephone number at that location is (925) 737-3500.

    This Proxy Statement and the enclosed proxy card were mailed on or about October 18, 1999, together with the Company's 1999 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

    Stockholders of record at the close of business on October 4, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 22,959,038 shares of the Company's common stock, $0.001 par value (the "Common Stock"), were issued and outstanding and entitled to be voted at the Annual Meeting. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's Common Stock on the Nasdaq National Market on the Record Date was $25.00 per share.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

    The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. The Company intends to include abstentions and broker non-votes as present for purposes of establishing a quorum for the transaction of business and to include abstentions and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

    Any proposal of a stockholder of the Company which is intended to be presented by such stockholder at the Company's 2000 Annual Meeting of Stockholders, either pursuant to inclusion in the proxy statement and form of proxy relating to such meeting or otherwise, must be received by the Secretary of the Company no later than June 10, 1999.

    The Company's Bylaws provide that a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. In addition, such stockholder's notice shall set forth as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

                                 PROPOSAL NO. 1
                         ELECTION OF CLASS II DIRECTORS

DIRECTORS AND NOMINEES FOR CLASS II DIRECTORS

    The Company's Board of Directors currently consists of five members who are divided into three classes serving staggered terms. Class I consists of one director, and Class II and Class III consist of two directors each. The Class II directors will be elected at the Annual Meeting for terms of three years.

    The Board of Directors has selected the nominees listed below to be re-elected at the Annual Meeting as Class II directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these nominees. In the event that the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy; however, the Company has no reason to believe that the listed nominees will be unable or will decline to serve as directors. The directors elected at this Annual Meeting will serve until the term of that director's class expires in 2002 or until such director's successor has been elected and qualified.

    The name of the nominees for Class II directors and the names of each of the other directors of the Company whose term of office continues after the Annual Meeting, their ages as of October 4, 1999, and certain other related information are set forth below. There are no family relationships between any director, executive officer or the nominee.

NAME                                                                    AGE             POSITION WITH THE COMPANY
------------------------------------------------------------------      ---      ---------------------------------------
NOMINEES FOR CLASS II DIRECTORS FOR A TERM EXPIRING IN 2002
William T. Clifford...............................................          53   Director
David C. Hodgson..................................................          42   Director

CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2000
Ronald W. Readmond................................................          56   Director
Thomas P. Roddy...................................................          64   Director

CLASS I DIRECTOR WHOSE TERM EXPIRES IN 2001
Thomas H. Sinton..................................................          51   Chairman of the Board, President and
                                                                                   Chief Executive Officer

    Thomas H. Sinton, founder of the Company, has served as a Director of the Company since the Company's incorporation in October 1984. From March 1993 to present, Mr. Sinton has served as the President and Chief Executive Officer of the Company. Since December 1996 and for a period between September 1989 and February 1993, Mr. Sinton served as Chairman of the Board. Mr. Sinton holds a B.A. degree in English Literature, Magna Cum Laude, from Harvard University, an M.S. degree in Food Science from the University of California at Davis and an M.B.A. degree from Stanford University. Mr. Sinton received a Fulbright Fellowship to study at the University of Vienna in Vienna, Austria.

    William T. Clifford, who has served as a Director of the Company since August 1997, will stand for re-election at the Annual Meeting. Mr. Clifford has served as the Chief Executive Officer of Gartner Group, Inc. since January 1999 and as President of Gartner Group, Inc. since October 1997. From April 1995 to January 1999, he was the Chief Operating Officer of Gartner Group, Inc., and from October 1993 to September 1997, he was Executive Vice President, Operations of Gartner Group, Inc. From December 1998 to October 1993, Mr. Clifford held various positions at Automatic Data Processing, Inc., including President of National Accounts and Corporate Vice President, Information Services. Mr. Clifford holds a B.A. degree in Economics from the University of Connecticut.

    David C. Hodgson has served as a Director of the Company since March 1997. Mr. Hodgson is a Managing Member of General Atlantic Partners LLC ("GAP LLC") and has been with GAP LLC since

1982. Mr. Hodgson is also a director of Baan Company, N.V., a publicly-traded software company, Atlantic Data Services, Inc., a publicly-traded information technology consulting company, and several other privately-held software companies, in which GAP LLC or one of its affiliates is an investor. Mr. Hodgson holds an A.B. degree in Mathematics from Dartmouth College and an M.B.A. degree from Stanford University.

    Ronald W. Readmond has served as a Director of the Company since February 1997. Since June 1998, Mr. Readmond has been President and Co-Chief Executive Officer of Wit Capital Group Incorporated and has been an advisor of Barbour Griffith & Rogers, a lobbying firm, and Chairman of International Equity Partners, L.P., a private equity and project development company since January 1997. From August 1989 to December 1996, Mr. Readmond held various positions at Charles Schwab & Co. Inc., most recently serving as Vice Chairman. Mr. Readmond holds a B.A. degree in Economics from Western Maryland College.

    Thomas P. Roddy has served as a Director of the Company since 1992. Since 1988, Mr. Roddy has served as President and Chief Executive Officer of Lafayette Investments Inc., an investment banking and investment advisory company. Mr. Roddy holds a B.S. degree in Biochemistry from Villanova University.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of five meetings during fiscal 1999. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees upon which he or she served. Certain matters were approved by the Board of Directors and its committees by unanimous written consent. The Board of Directors of the Company has two standing committees: an Audit Committee and a Compensation Committee.

    The Audit Committee, which currently consists of Mr. Clifford, Mr. Readmond and Mr. Roddy, is responsible for (i) recommending engagement of the Company's independent accountants, (ii) approving the services performed by such accountants, (iii) consulting with such accountants and reviewing with them the results of their examinations, (iv) reviewing and approving any material accounting policy changes affecting the Company's operating results, (v) reviewing the Company's control procedures and personnel and (vi) reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held one meeting during fiscal 1999.

    The Compensation Committee, which currently consists of Mr. Hodgson and Mr. Readmond, is responsible for (i) reviewing and approving the compensation and benefits for the Company's officers and other employees, (ii) administering the Company's stock option plans and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee did not hold any meetings during fiscal 1999 excluding Actions by Unanimous Written Consent.

DIRECTOR COMPENSATION

    Members of the Company's Board of Directors do not receive compensation for their services as directors. Certain directors have been granted options to purchase Common Stock in the past, and options may be granted to Directors of the Company in the future. In fiscal 1998, Mr. Clifford and Mr. Hodgson each received options to purchase 22,500 shares of the Company's Common Stock, at an exercise price of $6.00 per share. In fiscal year 1997, Mr. Readmond received options to purchase 22,500 shares of the Company's Common Stock at an exercise price of $4.83 per share. During the period extending from fiscal 1993 to fiscal 1996, Mr. Roddy received 93,750 shares of the Company's Common Stock at exercise prices ranging from $0.16 to $2.63 per share

REQUIRED VOTE

    The nominees for Class II directors receiving the highest numbers of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they otherwise have no legal effect under Delaware law in connection with the election of directors.
RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. CLIFFORD AND MR. HODGSON.

                                 PROPOSAL NO. 2
                      AMENDMENT TO 1996 STOCK OPTION PLAN

GENERAL

    The Board of Directors adopted the Company's 1996 Stock Option Plan (the "Option Plan") in February 1996. The Option Plan provides for the granting to employees (including officers and employee directors) of incentive stock options and for the granting to employees, directors and consultants of non-statutory stock options. The number of shares reserved for issuance under the Option Plan is 1,700,881 plus any shares which were forfeited after the Company's initial public offering and which were issued or subject to issuance pursuant to options granted under the 1989 Stock Option Plan (the "1989 Plan") (which plan terminated in connection with Company's initial public offering of Common Stock), plus annual increases equal to the lesser of (a) 375,000 shares, (b) two percent (2%) of the number of outstanding shares of Common Stock on each anniversary of the adoption of the Option Plan or (c) a lesser amount determined by the Board. As of October 4, 1999, a total of 3,076,741 shares of Common Stock were reserved for issuance under the Option Plan and a total of 1,839,948 shares remained available for future grant.

PROPOSAL

    In September 1999, the Board of Directors adopted, subject to stockholder approval, an amendment to the Option Plan to increase the number of shares reserved for issuance by an additional 1,500,000 shares of Common Stock, for an aggregate of 4,576,741 shares reserved for issuance thereunder and 3,339,948 shares available for future grant as of October 4, 1999. This amendment will enable the Company to continue to grant options to eligible employees and consultants under the terms and conditions of the Option Plan.

    The Board of Directors believes that the approval of the amendment to the Option Plan is in the best interests of the Company and its stockholders, as the availability of an adequate number of shares for issuance under the Option Plan and the ability to grant stock options are important factors in attracting, motivating and retaining qualified personnel essential to the success of the Company.

REQUIRED VOTE

    The affirmative vote by the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve the amendment to the Option Plan.
RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE OPTION PLAN.

SUMMARY OF THE OPTION PLAN

    The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon written request to the Secretary of the Company.

    PURPOSES. The purposes of the Option Plan are to attract and retain the best available directors and personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

    ADMINISTRATION. The Option Plan may be administered by the Board of Directors or a committee of the Board of Directors (the "Administrator"), which committee is required to be constituted to comply with Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable laws. Subject to the provisions of the Option Plan, the Administrator has the authority to determine the individuals to whom stock options are to be granted, the number of shares to be covered by each option, the exercise price, the fair market value of the Common Stock, the type of option, the term of the option, the restrictions, if any, on the exercise of the option, the terms for the payment of the option price and other terms and conditions. The Administrator also has the power to reprice options if the exercise price of outstanding options exceeds the fair market value of the Company's Common Stock.

    ELIGIBILITY; LIMITATIONS. The Option Plan provides that nonstatutory stock options may be granted to employees, directors and consultants. Incentive stock options may be granted only to employees. An optionee who has been granted an option may, if he or she is otherwise eligible, be granted additional options.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation paid to certain executive officers of the Company. To maximize the Company's deduction attributable to options granted to such persons, the Option Plan provides that no employee may be granted, in any fiscal year, options to purchase more than 187,500 shares of Common Stock. Over the remaining term of the Option Plan, an employee may be granted options to purchase up to an additional 375,000 shares of Common Stock which shall not count against the above limit.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

        (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, the exercise price of an incentive stock option must not be less than 100% (110% if issued to any person possessing more than 10% of the voting power of all classes of stock of the Company (a "10% Stockholder")) of the fair market value of the Common Stock on the date the option is granted. For so long as the Company's Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock will be the closing sales price for such stock (or the closing bid if no sales were reported) on the last trading day prior to the date of grant, as reported in THE WALL STREET JOURNAL or such source as the Administrator deems reliable.

        (b) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are to be determined by the Administrator. Options granted under the Option Plan to date generally become exercisable over four years at a rate of one-fourth of the shares subject to the options at the end of one year from the date of grant and 1/48th at the end of each month thereafter and have a ten-year term. The maximum term of an incentive stock option granted to a 10% Stockholder is five years. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company.

        (c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the stock option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of the Company's Common Stock, any combination thereof, or any form of consideration as may be provided in the stock option agreement.

        (d) Termination of Employment. In the event an optionee's continuous status as an employee, consultant or director terminates for any reason (other than upon the optionee's death or disability), the optionee may exercise his or her option within such period of time as is specified in such optionee's stock option agreement but only to the extent that the optionee was entitled to exercise the option at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the stock option agreement). Options granted under the Option Plan to date have generally provided that optionees may exercise their options within sixty days from the date of termination of employment (other than for death or disability).

        (e) Disability. In the event an optionee's continuous status as an employee, consultant or director terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option, but only within twelve months from the date of such termination, unless otherwise provided in the stock option agreement, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the stock option agreement).

        (f) Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option, but only within twelve months following the date of death, unless otherwise provided in the stock option agreement, and only to the extent that the optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such option as set forth in the stock option agreement).

        (g) Term of Options. The term of each option is the term stated in the stock option agreement; provided, however, that the term may not exceed ten years from the date of grant. In the case of an incentive stock option granted to a 10% Stockholder, the term may not exceed five years from the date of grant. No option may be exercised by any person after the expiration of its term.

        (h) Nontransferability of Options. An option is nontransferable by the optionee unless determined otherwise by the Administrator, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

        (i) Value Limitation. If the aggregate fair market value (as determined on date of grant) of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

        (j) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS. In the event of changes in the outstanding Common Stock of the Company by reason of any stock splits, reverse stock splits, stock dividends, combinations, reclassifications or any other increase or decrease in the number of issued shares of Common Stock issued without receipt of consideration by the Company, an appropriate adjustment shall be made by the Administrator in the following:
(i) the number of shares of Common Stock subject to the Option Plan, (ii) the number and class of shares of stock subject to any option outstanding under the Option Plan, (iii) and the exercise price of any such outstanding option. The determination of the Board as to which adjustments made shall be conclusive. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify the holders of options as soon as practicable prior to the effective date of such action, and all outstanding options will terminate immediately prior to the consummation of such proposed action. Notwithstanding the above, in the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, the Option Plan requires that each outstanding option be assumed or an equivalent option be substituted by the successor corporation; provided, however, if such successor or purchaser refuses to assume or substitute the then outstanding options, the Option Plan provides for the full acceleration of the exercisability of all outstanding options for a period of fifteen days from the date of notice of acceleration to the holder and all options will terminate upon the expiration of such period.

    AMENDMENT AND TERMINATION OF THE OPTION PLAN. The Board may at any time amend, alter, suspend or terminate the Option Plan. The Company shall obtain stockholder approval of any amendment to the Option Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 under the Exchange Act and Sections 162(m) and 422 of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is traded). Any amendment or termination of the Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Company, which agreement must be in writing and signed by the optionee and the Company. In any event, the Option Plan shall terminate in February 2006. Any options outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gains are grouped and netted by holding periods. Net capital gains on assets held for more than twelve months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on assets held for more than twelve months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% Stockholder of the Company.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE OPTION PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE

PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

PARTICIPATION IN THE OPTION PLAN

    The grant of options under the Option Plan to employees, including the Named Executive Officers (as defined under "Executive Officer Compensation"), is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Option Plan, as amended. Accordingly, future awards are not determinable. Non-employee directors are eligible to participate in the Option Plan. The following table sets forth information with respect to the grant of options pursuant to the Option Plan to the Named Executive Officers, to all current executive officers as a group and to all other employees as a group during the last fiscal year.

                                                                                    NUMBER OF
                                                                                   SECURITIES         EXERCISE
                                                                               UNDERLYING OPTIONS       PRICE
NAME OF INDIVIDUAL AND POSITION                                                      GRANTED        ($ PER SHARE)
-----------------------------------------------------------------------------  -------------------  -------------
Thomas H. Sinton.............................................................          30,000             27.00
  Chairman of the Board, President and Chief Executive Officer

Jeffrey M. Bizzack...........................................................          22,500             27.00
  Senior Vice President, Sales

Jerry W. Blalock(2)..........................................................          67,500             27.00
  Senior Vice President, Operations and Group General Manager

Leslie A. Johnson............................................................          18,750             27.00
  Senior Vice President, Client Services and Chief Service Officer

Steven E. Klei...............................................................          18,750             27.00
  Senior Vice President, Finance, Chief Financial Officer and Secretary

Robert E. Schneider..........................................................          18,750             27.00
  Senior Vice President, Product Development and Chief Technical Officer

All current Named Executive Officers as a group (6 persons)..................         176,250             27.00(1)

All current directors who are not Named Executive Officers as a group (4
  persons)...................................................................          --                --

All employees, including all current officers who are not Named Executive
  Officers, as a group.......................................................         965,043             30.86(1)

------------------------

(1) Represents a weighted average per share exercise price.

(2) Mr. Blalock was appointed Executive Officer by the Company's Board of Directors on August 4, 1999.

                                 PROPOSAL NO. 3
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Ernst & Young LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending June 30, 2000. Ernst & Young LLP has been the Company's auditors since June 1996. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting to make a statement and respond to appropriate questions.

REQUIRED VOTE

    The Board of Directors has conditioned its appointment of the Company's independent accountants upon the receipt of the affirmative vote by the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that the stockholders do not approve the selection of Ernst & Young LLP, the appointment of the independent accountants will be reconsidered by the Board of Directors.
RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company, as of June 30, 1999, by (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director and nominee for director,
(c) each of the executive officers named in the Summary Compensation Table, and
(d) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investing power with respect to all shares of Common Stock indicated as being beneficially owned by them and officers and directors can be contacted at the principal office of the Company.

                                                                NUMBER OF SHARES
                                                                  BENEFICIALLY       PERCENT OF
NAME OF BENEFICIAL OWNER                                            OWNED(1)            TOTAL
------------------------------------------------------------  --------------------  -------------
Thomas H. Sinton(2).........................................         4,186,245             18.2%
General Atlantic Partners, LLC(3)...........................         2,174,199              9.5%
Jeffrey M. Bizzack(4).......................................           164,373            *
Jerry W. Blalock(5).........................................            16,875            *
Leslie A. Johnson(6)........................................           142,984            *
Steven E. Klei(7)...........................................            71,916            *
Robert E. Schneider(8)......................................           115,838            *
William T. Clifford(9)......................................            11,250            *
David C. Hodgson(3).........................................         2,185,449              9.5%
Ronald W. Readmond(10)......................................            28,194            *
Thomas P. Roddy(11).........................................           255,686              1.1%
All Named Executive Officers and directors as a group (10
  persons)(12)..............................................         7,178,810             31.3%

------------------------

*   Represents beneficial ownership of less than one percent.

(1) Based on 22,942,362 shares of Common Stock outstanding as of June 30, 1999. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of June 30, 1999 upon the exercise of warrants or vested options. Calculations of percentage of beneficial ownership assume the exercise by only the respective named stockholder of all options and warrants for the purchase of Common Stock held by such stockholder which are exercisable within 60 days of June 30, 1999.

(2) Includes 35,469 shares issuable upon exercise of vested options and 9,375 shares subject to the Company's repurchase rights. Also includes shares held by the Silas D. Trust Estate, the Thomas H. Sinton and Jane Nibley Sinton 1989 Irrevocable Trust and Jane N. Sinton as a custodian for minor children.

(3) Includes 1,851,009 shares held by General Atlantic Partners 39, L.P. ("GAP 39") and 323,190 shares held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment"). The general partner of GAP 39 is General Atlantic Partners, LLC ("GAP LLC"). The managing members of GAP LLC are Steven A. Denning, Stephen P. Reynolds, David C. Hodgson, J. Michael Cline, William O. Grabe, William E. Ford, Peter L. Bloom and Franchon M. Smithson. The same managing members of GAP LLC are the general partners of GAP Coinvestment. GAP 39, GAP LLC, and GAP Coinvestment are a "group" within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Mr. Hodgson disclaims beneficial ownership of such securities, except to the extent of his pecuniary interests therein. Mr. Hodgson is a director of the Company. Also includes with respect to Mr. Hodgson 11,250 shares issuable upon exercise of vested options held personally by Mr. Hodgson. The address for GAP 39, GAP Coinvestment, GAP LLC and Mr. Hodgson is c/o General Atlantic Service Corporation, Three Pickwick Plaza, Greenwich, CT 06830.

(4) Includes 21,094 shares issuable upon exercise of vested options and 3,094 shares subject to the Company's repurchase rights.

(5) Includes 16,875 shares issuable upon exercise of vested options held by Mr. Blalock.

(6) Includes 34,298 shares issuable upon exercise of vested options and 937 shares subject to the Company's repurchase rights. Also includes 27,085 shares held by Weir L. Johnson, of which 8,156 shares are issuable upon exercise of vested options and 469 shares are subject to the Company's repurchase rights.

(7) Includes 47,079 shares issuable upon exercise of vested options and 3,281 shares subject to the Company's repurchase rights.

(8) Includes 12,579 shares issuable upon exercise of vested options and 37,500 shares subject to the Company's repurchase rights.

(9) Includes 11,250 shares issuable upon exercise of vested options held by Mr. Clifford.

(10) Includes 18,750 shares issuable upon exercise of vested options held by Mr. Readmond.

(11) Includes (i) 20,000 shares held by Lafayette Investments Inc. of which Mr. Roddy is President and Chief Executive Officer, (ii) 51,207 shares held by Delaware Charter Guarantee FBO Thomas P. Roddy R-IRA, (iii) 24,000 shares held by Guarantee and Trust Co. TTEE FBO Thomas P. Roddy IRA and (iv) 160,479 shares held by Thomas P. Roddy and Mary W. Roddy.

(12) Includes 216,800 shares issuable upon exercise of vested options and 54,656 shares subject to the Company's repurchase rights.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid to the Company's Chief Executive Officer and each of the five other most highly compensated executive officers of the Company determined as of the end of the last fiscal year (referred to herein as the "Named Executive Officers") for services rendered to the Company in all capacities during the last three fiscal years.

                                                                                                          LONG-TERM
                                                                                                        COMPENSATION
                                                                                                           AWARDS
                                                                                  ANNUAL COMPENSATION   -------------
                                                                                                         SECURITIES
                                                                                  --------------------   UNDERLYING
NAME AND PRINCIPAL POSITION                                              YEAR     SALARY($)  BONUS($)   OPTIONS(#)(1)
---------------------------------------------------------------------  ---------  ---------  ---------  -------------
Thomas H. Sinton.....................................................       1999    300,000    162,000       30,000
  Chairman of the Board, President and                                      1998    181,250    120,000       52,500
  Chief Executive Officer                                                   1997    150,000     --           --

Jeffrey M. Bizzack...................................................       1999    200,000    185,000       22,500
  Senior Vice President, Sales                                              1998    150,000    115,000       30,000
                                                                            1997    131,250     82,000       --

Jerry W. Blalock (2).................................................       1999    196,875    108,000       67,500
  Senior Vice President, Operations and                                     1998     --         --           --
  Group General Manager                                                     1997     --         --           --

Leslie A. Johnson....................................................       1999    200,000     96,000       18,750
  Senior Vice President, Client Services and                                1998    150,000     90,000       15,000
  Chief Service Officer                                                     1997    131,250     30,000       --

Steven E. Klei.......................................................       1999    200,000     96,000       18,750
  Senior Vice President, Finance and                                        1998    150,000     50,000       30,000
  Chief Financial Officer                                                   1997    127,100     30,000       --

Robert E. Schneider..................................................       1999    200,000     96,000       18,750
  Senior Vice President, Product Development and                            1998    150,000     75,000       15,000
  Chief Technical Officer                                                   1997     82,980     25,000       --

------------------------

(1) The options granted are immediately exercisable, but are subject to repurchase in the event the optionee's employment with the Company ceases for any reason. The options generally vest over four years as follows: 25% of the shares one year from the grant date and as to 1/48th of the shares in each successive month thereafter, with full vesting occurring on the fourth anniversary date. The options have a term of ten years, subject to earlier termination in certain situations related to termination of employment.

(2) Mr. Blalock's employment with the Company commenced on August 17, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding stock options granted during the fiscal year ended June 30, 1999 to each of the Named Executive Officers.

                   OPTION GRANTS IN YEAR ENDED JUNE 30, 1999

                                                                 INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                                ----------------------------------------------------     VALUE AT ASSUMED
                                                              % OF TOTAL                                 ANNUAL RATES OF
                                                 NUMBER OF      OPTIONS                                    STOCK PRICE
                                                SECURITIES    GRANTED TO                                 APPRECIATION FOR
                                                UNDERLYING     EMPLOYEES     EXERCISE                   OPTION TERM($)(3)
                                                  OPTIONS      IN FISCAL     PRICE PER   EXPIRATION   ----------------------
NAME                                              GRANTED       1999(1)     SHARE($)(2)     DATE          5%         10%
----------------------------------------------  -----------  -------------  -----------  -----------  ----------  ----------
Thomas H. Sinton..............................      30,000          2.63         27.00      7/1/2008     859,617   1,727,741

Jeffrey M. Bizzack............................      22,500          1.97         27.00      7/1/2008     644,713   1,295,806

Jerry W. Blalock..............................      67,500          5.91         27.00     8/17/2008   1,934,138   3,887,418

Leslie A. Johnson.............................      18,750          1.64         27.00      7/1/2008     537,261   1,079,838

Steven E. Klei................................      18,750          1.64         27.00      7/1/2008     537,261   1,079,838

Robert E. Schneider...........................      18,750          1.64         27.00      7/1/2008     537,261   1,079,838

------------------------

(1) Based on a total of options granted to all employees, consultants and directors during fiscal 1999.

(2) Represents the fair market value of the underlying Common Stock as determined by the Board of Directors on the date of grant.

(3) The potential realizable value at 5% and 10% appreciation is calculated by assuming that the last reported sales price of $35.875 per share on June 30, 1999 appreciates at the indicated rate for the remaining portion of the term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of its stock price performance.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during fiscal 1999 and the number of shares subject to exercisable and unexercisable stock options as of June 30, 1999. The table also sets forth certain information with respect to the value of stock options held by such individuals as of June 30, 1999.

                    FISCAL YEAR AGGREGATED OPTION EXERCISES
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                                               UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                                                             OPTIONS AT FISCAL YEAR-END     FISCAL YEAR-END(1)
                                         SHARES ACQUIRED         VALUE       --------------------------  -------------------------
NAME                                       ON EXERCISE        REALIZED($)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
-------------------------------------  -------------------  ---------------  -----------  -------------  ----------  -------------
Thomas H. Sinton.....................          --                 --             25,156        57,344       573,347       889,465
Jeffrey M. Bizzack...................          --                 --             13,750        38,750       413,073       687,865
Jerry W. Blalock.....................          --                 --             --            67,500        --           599,063
Leslie A. Johnson....................          --                 --             27,156        41,094       851,561       853,908
Steven E. Klei.......................          --                 --             47,000        36,250     1,597,161       699,098
Robert E. Schneider..................          --                 --              6,875        26,875       206,537       410,495

------------------------

(1) The amount set forth represents the difference between the closing Common Stock share price of $35.875 on June 30, 1999, as reported by the Nasdaq National Market, and the applicable exercise price, multiplied by the applicable number of options.

                              CERTAIN TRANSACTIONS

    On December 5, 1996, the Company loaned $544,000 under a full recourse note agreement at an interest rate of 6.31% per year to Robert E. Schneider, an officer of the Company, to permit Mr. Schneider to exercise options to purchase Common Stock of the Company. All principal and interest is due December 5, 2000. As of June 30, 1999, Mr. Schneider had not paid any amount on the note.

    On January 31, 1997, the Company loaned $250,000 under a full recourse note agreement at an interest rate of 6.1% per year to Jeffrey M. Bizzack, an officer of the Company, to permit Mr. Bizzack to purchase a residence. Accrued interest must be paid on a monthly basis beginning two years from the date of the note. All principal and accrued but unpaid interest is due January 31, 2001 unless Mr. Bizzack's employment with the Company terminates, in which case, the note may become due earlier. As of June 30, 1999, Mr. Bizzack had not paid any amount on the note.

    Thomas H. Sinton and certain affiliates of GAP LLC are the principal stockholders of InterPro Expense Systems, Inc., a Delaware corporation ("InterPro"), which in April 1998 purchased rights to certain early-stage travel and entertainment expense processing software. Mr. Sinton is the President, Chief Executive Officer and Chairman of the Board of the Company. David C. Hodgson, a Director of the Company, is a managing member of GAP LLC, affiliates of which hold more than 5% of the Company's outstanding stock. Because Mr. Sinton and Mr. Hodgson are officers and Directors of the Company, their investment in InterPro was required to be, and was, approved by the disinterested directors of the Company. Any future transaction or relationship between the Company and InterPro would be entered into on an arms-length basis and would be approved by the Company's disinterested directors.

    On September 8, 1998, the Company loaned $250,000 under a full recourse note agreement at an interest rate of 5.42% per year to Jerry W. Blalock, an officer of the Company, to permit Mr. Blalock to purchase a residence. All principal and accrued but unpaid interest is due September 8, 2001 unless

Mr. Blalock's employment with the Company terminates, in which case, the note may become due earlier. As of June 30, 1999, Mr. Blalock had not paid any amount on the note.

    On November 20, 1998, the Company loaned $450,000 to William M. Hewitt, an executive of the Company, under full recourse note agreements with an interest rate of 5.42% per year. The notes were to permit Mr. Hewitt to purchase a residence. Principal and interest under the notes is due in two installments of $200,000 and $250,000 plus interest on November 20, 2000 and November 20, 2003, respectively. As of June 30, 1999, Mr. Hewitt had not paid any amount on the notes.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all forms they file. Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that, during fiscal 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were satisfied, except that the Form 4 for Jeffrey M. Bizzack, Senior Vice President, Sales, for September 1998 was filed late.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee was formed in November 1996 and is currently composed of Messrs. Hodgson and Readmond. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of any other company's board of directors or compensation committee.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors (the "Committee") was established in November 1996 and is responsible for reviewing the compensation and benefits for the Company's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers the Company's stock plans.

COMPENSATION PHILOSOPHY AND POLICY

    The policy of the Committee is to attract and retain executive officers and employees through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The objectives of the Committee are to:

           attract, retain and motivate highly qualified executive officers and employees who contribute to the long-term success of the Company;

           align the compensation of executive officers with business objectives and performance; and

           align incentives for executive officers with the interests of stockholders in maximizing value.

    The Company has taken the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code, as amended.

ELEMENTS OF COMPENSATION

    Compensation for executive officers includes both cash and equity elements.

    Cash compensation consists of (i) base salary which is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry and (ii) cash bonuses subject to meeting all or a portion of targeted objectives.

    Ownership of the Company's Common Stock is a key element of executive compensation. Executive officers and other employees of the Company are eligible to participate in the 1996 Stock Option Plan (the "Option Plan") and the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Option Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. The Committee is currently administering stock option grants to all employees. In determining the size of a stock option grant to a new executive officer or other employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. Options typically vest over a four-year period and thus require the employee's continuing service to the Company. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

    The Company also maintains a 401(k) retirement savings plan (the "401(k) Plan"). The 401(k) Plan provides that each participant may contribute up to 18% of his or her pre-tax gross compensation (up to a statutory prescribed annual limit of $10,000 in 1999).

FISCAL 1999 EXECUTIVE COMPENSATION

    Executive compensation for fiscal 1999 included base salary and incentive cash bonuses based upon achievement of corporate goals, individual performance goals and financial performance goals. Executive officers, like other employees, were eligible for option grants under the Option Plan and to participate in the Purchase Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL 1999

    Thomas H. Sinton founded the Company in 1984 and has served as President and Chief Executive Officer since March 1993. In fiscal 1999, Mr. Sinton earned $300,000 in salary and $162,000 in bonus awards. Mr. Sinton's salary and bonus were based on the same factors considered for each executive officer, as previously described. Mr. Sinton was also granted options to purchase 30,000 shares of the Company's Common Stock in September 1998.

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          David C. Hodgson
                                          Ronald W. Readmond

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Composite Index and the Russell 2000 Index. The graph assumes that $100 was invested on September 19, 1997 (the date of the Company's initial public offering) in the Company's Common Stock, the Nasdaq Stock Market Composite Index and the Russell 2000 Index, assuming reinvestment of dividends, if any. No cash dividends have been declared or paid on the Company's Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       AMONG PROBUSINESS SERVICES, INC.,
                         THE NASDAQ STOCK MARKET (U.S.)
                        INDEX AND THE RUSSELL 2000 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 DOLLARS

              ProBusiness Services,
                               Inc.  Nasdaq Stock Market (U.S.)  Russell 2000
9/19/97                      100.00                      100.00        100.00
12/31/97                     148.00                       93.00         96.00
3/31/98                      189.00                      109.00        107.00
6/30/98                      302.00                      113.00        102.00
9/30/98                      219.00                      100.00         80.00
12/31/98                     294.00                      130.00         93.00
3/31/99                      271.00                      146.00         88.00
6/30/99                      231.00                      159.00        101.00

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

    It is important that your shares be represented at the meeting, regardless of the number of shares held. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope.

                                          THE BOARD OF DIRECTORS

Pleasanton, California
October 18, 1999

                                                    PROBUSINESS SERVICES, INC.

                                                      1999 ANNUAL MEETING OF
                                                           STOCKHOLDERS

                                                         NOVEMBER 18, 1999
                                                             9:00 A.M.
                                                         PLEASANTON HILTON
                                                         7050 JOHNSON DRIVE
                                                        PLEASANTON, CA 94588
















     PROBUSINESS SERVICES, INC.
     4125 HOPYARD ROAD, PLEASANTON, CA, 94588                             PROXY
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROBUSINESS
SERVICES, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned stockholder of ProBusiness Services, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated October 15, 1999 and hereby appoints Thomas H. Sinton and Steven E. Klei or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1999 Annual Meeting of Stockholders of ProBusiness Services, Inc. to be held on November 18, 1999 at 9:00 a.m., local time, at the Pleasanton Hilton, 7050 Johnson Drive, Pleasanton California, 94588 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE



                       SEE REVERSE FOR VOTING INSTRUCTIONS
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Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to ProBusiness Services, Inc., c/o Shareowner Services,-SM- P.O. Box 64873, St. Paul, MN 55164-0873.


                           -  PLEASE DETACH HERE  -

1.   Election of Class II Directors      01 Nominee:    William T. Clifford      / / FOR         / / WITHHOLD
                                         03 Nominee:    David C. Hodgson         / / FOR         / / WITHHOLD

2.  Proposal to approve an amendment to the 1996 Stock Option Plan to
    increase the shares of Common Stock reserved for issuance thereunder by    / / For    / / Against    / / Abstain
    1,500,000 to a new total of 4,576,741 shares.

3.  Proposal to ratify the appointment of Ernst & Young LLP as independent     / / For    / / Against    / / Abstain
    auditors of the Company for the year ending June 30, 2000.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR
THE ELECTION OF THE NOMINATED CLASS II DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 STOCK
OPTION PLAN; (3) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS; AND (4) AS THE
PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS,
EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES.
IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING
TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF
MAILED IN THE UNITED STATES.


                                                              Dated:                          , 1999
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                                                            Signature(s) in Box
                                                            (If there are co-owners both must sign)

                                                            NOTE: (THIS PROXY SHOULD BE MARKED, SIGNED BY THE
                                                            STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS
                                                            HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE.
                                                            PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO
                                                            INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS
                                                            COMMUNITY PROPERTY, BOTH SHOULD SIGN.)
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